                               WARRANT AGREEMENT

      WARRANT AGREEMENT, dated as of _________, 1996, between PACIFIC BIOMETRICS, INC., a Delaware corporation (the "Company"), and American Securities Transfer & Trust, Incorporated, as warrant agent (the "Warrant Agent");

      WHEREAS, the Company proposes to issue (a) 1,700,000 Warrants (hereinafter called the "Warrants"), each entitling the holder thereof to purchase one share of common stock, $.01 par value, of the Company ("Common Stock"), in connection with the proposed issuance by the Company of 1,700,000 Units ("Units"), each Unit consisting of one share of Common Stock and one Warrant, (b) up to 255,000 Warrants underlying the Underwriter's over-allotment option, and (c) 170,000 Warrants underlying a warrant to purchase Units to be granted to the Underwriter pursuant to a certain Underwriting Agreement, dated _________, 1996, by and among the Company and Paradise Valley Securities, Inc., as the Underwriter; and

      WHEREAS, the Company proposes to register the Units on a Form SB-2 Registration Statement filed with the Securities and Exchange Commission (File Number 333-11551) ("Registration Statement");

      WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, registration, transfer, exchange, replacement and exercise of Warrants and other matters as provided herein;

      NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

      1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth in this Agreement, and the Warrant Agent hereby accepts such appointment.

      2. Warrant Certificates. The Warrant Certificates shall be registered form only. The text of the Warrant Certificates shall be substantially as set forth in Exhibit A attached hereto. Warrant Certificates shall be executed on behalf of the Company by the manual or facsimile signature of the President or a Vice President of the Company and its Secretary or any Assistant Secretary, and shall bear a facsimile of the Company's corporate seal. Warrant Certificates shall be dated as of the date of issuance thereof by the Warrant Agent either upon initial issuance or upon transfer or exchange.

      3. Countersignature and Registration. The Warrant Agent shall maintain books for the transfer and registration of the Warrant Certificates. Warrant Certificates shall be countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. Warrant Certificates may be so countersigned, however, by the Warrant Agent and be delivered by the Warrant Agent, notwithstanding that the persons whose manual or facsimile signatures appear thereon as proper officers of the Company shall have ceased to be such officers at the time of such counter signature or delivery.

      4. Registration of Transfers and Exchanges. The Warrants are exercisable,

detachable and separately transferable immediately after the sale of the Units upon the effectiveness of the Registration Statement. The Warrant Agent shall register the transfer from time to time of any outstanding Warrant Certificates upon records to be maintained by the Warrant Agent for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant Certificate shall be issued to the transferee and the surrendered Warrant Certificate shall be canceled by the Warrant Agent. Warrant Certificates so canceled shall be delivered by the Warrant Agent to the Company from time to time. Warrant Certificates may be exchanged at the option
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of the holder thereof, when surrendered at the office of the Warrant Agent, for another Warrant Certificate or other Warrant Certificates of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of shares of Common Stock. The Warrant Agent is hereby irrevocably authorized to countersign in accordance with Section 3 of this Agreement the new Warrant Certificates required pursuant to the provisions of this Section, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose.

      5. Exercise of Warrants. The Warrants shall expire on January 31, 1998 at 5:00 p.m., New York City time ("Warrant Expiration Date").

      Subject to the provisions of this Agreement, any whole number or all of the Warrants evidenced by a Warrant Certificate may be exercised at any time before the Warrant Expiration Date. A Warrant shall be exercised by surrender to the Warrant Agent of the Warrant Certificate with the exercise form thereon duly completed and executed and payment to the Warrant Agent in lawful money of the United States of the Exercise Price for each share of Common Stock purchased.

      Upon such surrender of a Warrant Certificate and payment of the Exercise Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the registered holder of such Warrant Certificate and in such name or names as such registered holder may designate, a certificate or certificates for the number of full shares of Common Stock so purchased upon the exercise of such Warrants. Such certificate or certificates shall be deemed to be issued as of the date of the surrender of such Warrant Certificates and payment of the Exercise Price, whichever shall last occur.

      If less than all of the Warrants evidenced by a Warrant Certificate are exercised upon a single occasion, a new Warrant Certificate will be issued for the balance of the Warrants not so exercised, which shall be issued and delivered to, or in accordance with instructions given by, the holder of such Warrant, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrant Certificates pursuant to the provisions of this Section and of Section 3 of this Agreement and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose.

      6. Reservation and Registration of Common Stock.


            a. The Company shall at all times reserve and keep available for issuance the full number of shares of Common Stock issuable upon the exercise of all outstanding Warrants. The Transfer Agent for the Common Stock is hereby irrevocably authorized and directed at all times to reserve such number of authorized and unissued shares as shall be requisite for such purpose. The Warrant Agent is hereby irrevocably authorized to requisition from time to time such Transfer Agent for stock certificates required to honor outstanding Warrant Certificates. The Company will supply such Transfer Agent with duly executed stock certificates for such purpose and will itself provide or otherwise make available any cash or scrip which may be issuable as provided in Section 8 of this Agreement. All Warrant Certificates surrendered in the exercise of the rights thereby evidenced shall be canceled by the Warrant Agent and shall thereafter be delivered to the Company, and such canceled Warrants shall constitute sufficient evidence of the number of shares of Common Stock which have been issued upon the exercise of such Warrants. The Company covenants that all shares of Common Stock which may be issued upon exercise of the Warrants will upon issue be fully paid and nonassessable.


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            b. Upon the effectiveness of the Registration Statement, the Company represents that it will have registered under the Securities Act of 1933, as amended, the shares of Common Stock issuable upon exercise of the Warrants ("Warrant Shares") and will use its best efforts to maintain the effectiveness of such registration by post-effective amendment during the entire period in which the Warrants are exercisable, and that it will use its best efforts to qualify such Common Stock for sale under the securities laws of such states of the United States as may be necessary to permit the exercise of the Warrants in the states in which the Units are initially qualified and to maintain such qualifications during the entire period in which the Warrants are exercisable.

      7. Exercise Price; Adjustments.

            a. The price at which Common Stock shall be purchasable upon exercise of Warrants at any time after the Common Stock and Warrants become separately tradeable until the Warrant Expiration Date shall be twelve dollars ($12.00) per share of Common Stock or, if adjusted as provided in this Section, shall be such price as so adjusted (the "Exercise Price"). The Company may in its discretion at any time and from time to time decrease the Exercise Price below the price then in effect, notwithstanding any provision to the contrary herein. Any such decrease shall be determined by the Board of Directors of the Company and shall be described in a statement filed with the Warrant Agent.

            b. The Exercise Price shall be subject to adjustment from time to time as follows:

                  (1) In case the Company shall at any time after the date of this Agreement (a) declare a dividend on the Common Stock payable in the capital stock of the Company (whether Common Stock or capital stock of any other class), (b) subdivide the outstanding Common Stock, (c) combine the outstanding Common Stock into a smaller number, or (d) other than in a transaction to which Section 7(b)(7) hereof applied, issue any shares of its capital stock in a reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the Exercise Price in effect at the time of the record date for that dividend or of the effective date of that subdivision, combination or reclassification and/or the number and kind of shares of capital stock issuable on that date shall be proportionately adjusted so that the holder of any Warrant exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if the Warrant had been exercised immediately prior to that date, he or she would have owned upon exercise and been entitled to receive by virtue of that dividend, subdivision, combination or reclassification. The foregoing adjustment shall be made successively whenever any event listed above shall occur.

                  (2) In case the Company shall fix a record date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in ordinary shares) or subscription rights or warrants, the Exercise Price to be in effect after that record date shall be determined by multiplying the Exercise Price in effect immediately prior to that record date by a fraction, of which the numerator shall be the current market price per share of Common Stock on that record date, less the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive, and described in a statement filed with the Warrant Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of the subscription rights or warrants applicable to one share of Common Stock and of which the denominator shall be the current market price per share of Common Stock. The adjustment shall be made


                                        3
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      successively whenever a record date is fixed; and in the event that the distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if the record date had not been fixed, but the subsequent adjustment shall not affect the number of Warrant Shares issued upon the exercise of any Warrants prior to the date the subsequent adjustment is made.

                  (3) For the purpose of any computation under Section 7(b) the current market price per share of Common Stock on any date shall be the last reported sale price, or if none is reported, the average of the reported closing bid and asked prices, in the over-the-counter market, in each such case averaged over a period of ten consecutive trading days prior to the day as of which the market price is being determined. If there is no such closing price or closing bid and asked prices, the market price shall be determined in any reasonable manner approved by the Board of Directors of the Company.

                  (4) No adjustment in the Exercise Price shall be required unless the adjustment would require an increase or decrease of at least $.25; provided, however, that any adjustments which by reason of this
      Section 7(b) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 7(b) shall be made to the nearest cent or the nearest one-hundredth of a share, as the case may be, but in no event shall the Company be obligated to issue fractional shares upon the exercise of any Warrant.

                  (5) In any case in which this Section 7 shall require that any adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of the event the issuing to the holder of any Warrant exercised after that record date the Warrant Shares and other capital stock of the Company, if any, issuable upon the exercise over and above the Warrant Shares and other capital stock of the Company, if any, issuable upon the exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to the holder an appropriate instrument evidencing the holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

                  (6) Upon each adjustment of the Exercise Price as a result of the calculation made in Section 7(b)(1) or (2), each Warrant Certificate outstanding immediately prior to the making of that adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of Warrant Shares (calculated to the nearest hundredth) obtained by (A) multiplying the number of Warrant Shares purchasable upon exercise of a Warrant immediately prior to that adjustment of the number of Warrant Shares by the Exercise Price in effect immediately prior to that adjustment of the Exercise Price, and (B) dividing the product so obtained by the Exercise Price in effect immediately after that adjustment of the Exercise Price.

                  (7) In case of any capital reorganization of the Company, or of any reclassification of the Common Stock (other than a change in par value or as a result of subdivision or combination), or in the case of the consolidation of the Company with or the merger of the Company into any other corporation (other than a consolidation or merger in which the Company is the continuing corporation) or of the sale of the properties and assets of the Company as, or substantially as, an entirety to any other corporation, each Warrant shall after such reorganization, reclassification, consolidation, merger or sale be exercisable, upon the terms and conditions specified in this Agreement, for the number of shares of stock or other securities or property to which a holder of the number of Warrant Shares purchasable (at the time of such reorganization, reclassification, consolidation, merger or sale) upon exercise of the Warrant would have been entitled upon that reorganization, reclassification, consolidation, merger or sale; and in any such case, if necessary, the provisions set forth in this Agreement with respect to the rights and interests thereafter of the holders of the Warrants shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the exercise of the Warrants. The subdivision or combination of shares of Common Stock at any time outstanding into a greater or lesser number of shares shall not be deemed to be a reclassification of the Shares for the purposes of this Section. The Company shall not effect any consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from the consolidation or merger of the corporation purchasing the assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Warrant Agent, the obligation to deliver to the holder of each Warrant the shares of stock securities or assets as, in accordance with the foregoing provisions, the holders may be entitled to purchase and the other obligations under this Agreement. Notwithstanding an adjustment pursuant to this Section in the number of Warrant Shares purchasable upon the exercise of a Warrant, the Company shall not be required to issue fractions of Warrant Shares upon exercise of the Warrants or to distribute certificates which evidence fractional Warrant Shares. In lieu of fractional Warrant Shares, there shall be paid to the registered holders of Warrants at the time such are exercised as herein provided an amount in cash equal to the same fraction of the current market value of the Common Stock as the fraction of a share which the Warrant would otherwise entitle the holder to purchase. For purposes of this Section 7(b)(7) the current market value of the Common Stock shall be determined pursuant to Section 7(b)(3) hereof.

      8. Notice to Warrantholders.

            a. No holder of any of the Warrants, as such, shall have any rights of a stockholder of the Company, either at law or equity, and the rights of the holders of the Warrants, as such, are limited to those rights expressly provided in this Agreement or in the Warrant Certificates.

            b. The Company and the Warrant Agent may treat the registered holder of any Warrant Certificate as the absolute owner thereof for all purposes notwithstanding any notice to the contrary.

            c. If the Company shall make any distribution on, or to holders of, its Common Stock (or other property which may be purchasable in lieu thereof upon the exercise of Warrants) of any property (other than a cash dividend), the Company shall cause a notice thereof to be given to the registered holders of the outstanding Warrants as aforesaid at least twenty (20) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to receive such distribution. Failure to mail or to receive such notice or any defect therein or in the mailing thereof shall not affect the validity of any action taken in connection with such distribution.


      9. Disposition of Proceeds on Exercise of Warrants.

            a. The Warrant Agent shall account to the Company once a week, with respect to Warrants exercised, and concurrently pay to the Company all monies, including interest, received by the Warrant Agent for the purchase of shares of the Company's stock through the exercise of such Warrants.


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

            b. The Warrant Agent shall keep copies of this Agreement available for inspection by holders of Warrants during normal business hours at its principal office.

      10. Redemption of Warrants.

            a. At any time the Company may, at its option, redeem some or all of the outstanding Warrants at ten cents ($0.10) per Warrant, upon thirty
      (30) days prior written notice, if the closing sale price of the Common Stock on any national securities exchange or the closing sale price quotation or the average of the closing bid and asked price quotation, the case may be, on the NASDAQ Small-Cap Market, as the case may be, has equaled or is more than sixteen dollars and eighty cents ($16.80) for twenty (20) consecutive trading days within the ninety (90) day period immediately preceding the date notice of redemption is given (the "Redemption Price"). In the event of an adjustment in the Exercise Price pursuant to Section 7, the Redemption Price shall not be adjusted.

            b. The election of the Company to redeem some or all of the Warrants shall be evidenced by a resolution of the Board of Directors of the Company.

            c. Warrants may be exercised at any time on or before the date fixed for redemption (the "Redemption Date").

            d. Notice of redemption shall be given by first class mail, postage prepaid, mailed not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date, to each holder of Warrants, at his address appearing in the Warrant register.

                  All notices of redemption shall state:

                  (1) The Redemption Date;

                  (2) That on the Redemption Date the Redemption Price will
            become due and payable upon each Warrant;

                  (3) The place where such Warrants are to be surrendered for redemption and payment of the Redemption Price; and

                  (4) The current Exercise Price of the Warrants, the place or places where such Warrants may be surrendered for exercise, and the time at which the right to exercise the Warrants will terminate in accordance with this Agreement.

            e. Notice of redemption of Warrants at the election of the Company shall be given by the Company or, at the Company's request, by the Warrant Agent in the name and at the expense of the Company.

            f. Prior to any Redemption Date, the Company shall deposit with the Warrant Agent an amount of money sufficient to pay the Redemption Price of all the Warrants which are to be redeemed on that date. If any Warrant is exercised pursuant to Section 5 prior to the Redemption Date, any money so deposited with the Warrant Agent for the redemption of such Warrant shall be paid to the Company.


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            g. Notice of redemption having been given as aforesaid, the Warrants so to be redeemed shall, on the Redemption Date, become redeemable at the Redemption Price therein specified, and on such date (unless the Company shall default in the payment of the Redemption Price) such Warrants shall cease to be exercisable and thereafter represent only the right to receive the Redemption Price. Upon surrender of such Warrants for redemption in accordance with said notice, such Warrants shall be redeemed by the Company for the Redemption Price.

      11. Merger or Consolidation or Change of Name of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor warrant agent under the provisions of Section 14 of this Agreement. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement and at such time any of the Warrants shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the Warranty Agent and deliver such Warrants so countersigned; and in case at the time any of the Warrants shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrants either in the name of the predecessor Warrant Agent or in the name of the successor warrant agent; and in all such cases such Warrants shall have the full force provided in the Warrant and in this Agreement.

      In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrants shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrants so countersigned; and in case at that time any of the Warrants shall not have been countersigned, the Warrant Agent may countersign such Warrants whether in its prior name or in its changed name; and in all such cases such Warrants shall have the full force provided in the Warrants and in this Agreement.


      12. Duties of Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

            a. The statements contained herein and in the Warrants shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants or the Warrant Certificates except as herein otherwise provided.

            b. The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Company.

            c. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it to perform any duty hereunder either itself or by or through its attorneys, agents or employees.

            d. The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant in respect of any action taken, suffered or

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      omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel, provided the Warrant Agent shall have exercised reasonable care in the selection and continued employment of such counsel.

            e. The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

            f. The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the execution of this Agreement and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of the Warrant Agent's negligence or bad faith.

            g. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered holders of Warrants shall furnish the Warrant Agent with reasonable security and indemnity for any cost and expense which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear.

            h. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become peculiarly interested in any transaction in which the Company may be interested, or contract with or lend money to or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

            i. The Warrant Agent shall act hereunder solely as agent and not in a ministerial capacity, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except as a result of its own negligence or bad faith.

      13. Change of Warrant Agent. The Warrant Agent may resign and be discharged from its duties under this Agreement by giving to the Company notice in writing, and by giving notice in writing to the holders of the Warrants at their respective addresses appearing on the Warrant register prior to the date so specified, specifying a date when such resignation shall take effect, which notice shall be sent at least 30 days prior to the date so specified. The Warrant Agent may be removed by like notice to the Warrant Agent from the Company. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by any registered holder of a Warrant, then any registered holder of a Warrant may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Any successor warrant agent, whether appointed by the Company or by such a court, shall be a bank or trust company having its principal office, and having capital and surplus as shown by its last published report to its stockholders, of at least five million dollars ($5,000,000). After appointment, the successor warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as

Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor warrant agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this Section, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor warrant agent, as the case may be.

      14. Identity of Transfer Agent. Forthwith upon the appointment of any Transfer Agent for the Common Stock or of any subsequent Transfer Agent for shares of the Common Stock or other shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrant Certificates, the Company will file with the Warrant Agent a statement setting forth the name and address of such Transfer Agent.

      15. Mutilated or Missing Warrant Certificates. In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company will issue and the Warrant Agent will countersign and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent right or interest; but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and indemnity, if requested, also satisfactory to them. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

      16. Notices. Any notice pursuant to this Agreement to be given or made by the Warrant Agent or the registered holder of any Warrant to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

                        Pacific Biometrics, Inc.
                        1370 Reynolds Avenue
                        Suite 119
                        Irvine, California  92714
                        Attention:  President

Any notice pursuant to this Agreement to be given or made by the Company or the registered holder of any Warrant to or on the Warrant Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) as follows:

                        American Securities Transfer & Trust, Incorporated 938 Quail Street
                        Suite 101
                        Lakewood, Colorado 80215-5513

      17. Supplements and Amendments. The Company and the Warrant Agent may from time to supplement or amend this Agreement without the approval of any holders of Warrants in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not be inconsistent with the provisions of the Warrants and which shall not adversely affect the interests of the holders of Warrants.

      18. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

      19. Merger or Consolidation of the Company. The Company shall not effect any consolidation or merger with, or sale of substantially all its property to, any other corporation unless the corporation resulting from such merger (if not the Company) or consolidation or the corporation purchasing such property shall expressly assume, by supplemental agreement satisfactory in form to the Warrant Agent and executed and delivered to the Warrant Agent, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

      20. Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered holders of the Warrants any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrants.

      21. Governing Law. This Agreement and each Warrant Certificate issued hereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

      22. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes by deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

                                PACIFIC BIOMETRICS, INC.


                                By: ____________________________________________
                                    Paul G. Kanan, President and Chief Executive
                                    Officer



                                AMERICAN SECURITIES TRANSFER & TRUST,
                                INCORPORATED, as Warrant Agent


                                By: ____________________________________________
                                    Authorized Signatory

                                    EXHIBIT A

                          [FORM OF WARRANT CERTIFICATE]

No._______________________
For the Purchase of ______
Shares of Common Stock

October _____, 1996

                            PACIFIC BIOMETRICS, INC.

                    Redeemable Common Stock Purchase Warrants

             Void After January 31, 1998 ("Warrant Expiration Date")

      THIS CERTIFIES that ________________ is entitled to purchase from PACIFIC BIOMETRICS, INC., a Delaware corporation (hereinafter called the "Company"), upon the surrender of this Warrant Certificate to the Company at the principal office of the Warrant Agent hereinafter mentioned (or of its successor as Warrant Agent), provided, and only if, this Warrant Certificate shall be surrendered and before 5:00 p.m., New York City time, on the Warrant Expiration Date, the number of fully paid and nonassessable shares of Common Stock, $.01 par value of the Company ("Common Stock"), set forth above, evidenced by a certificate therefor, upon payment of the Exercise Price for the number of shares in respect of which this Warrant Certificate is exercised; provided, however, that under certain conditions set forth in the Warrant Agreement hereinafter mentioned, the number of shares of Common Stock which may become purchasable pursuant to this Warrant may be adjusted, or property other than shares of Common Stock may become purchasable pursuant to the Warrants evidenced hereby. The Exercise Price at which the Common Stock shall be purchasable upon the exercise of Warrants shall be $12.00 per share, payable upon exercise, either in cash or by certified or official bank check, in United States dollars, to the order of the Warrant Agent. No adjustment shall be made for any dividends on any shares of stock issuable upon exercise of this Warrant and no fractional shares shall be issued. The right of purchase represented by this Warrant is exercisable, at the election of the registered holder hereof, either as an entirety or from time to time in part only of the shares specified herein and, in the event that this Warrant Certificate is exercised in respect of fewer than all of such shares, a new Warrant Certificate for the remaining number of such shares will be issued on such surrender.


      The Warrant is issued under, and the rights represented hereby are subject to the terms and provisions contained in a Warrant Agreement dated as of _______________, 1996, between the Company and the Warrant Agent named therein, to all the terms and provisions of which the registered holder of this Warrant Certificate, by acceptance hereof, assents. Reference is hereby made to said Warrant Agreement for a more complete statement of the rights and limitations of rights of the registered holder hereof, the rights and duties of the Warrant Agent and the rights and obligations of the Company thereunder. Copies of the Warrant Agreement are on file at the office of the Warrant Agent.

      The Warrants represented by this Warrant Certificate may be redeemed by the Company, at its option, at any time, on thirty days' prior written notice, at $.10 per Warrant, if the closing sale price of the Common Stock on any national securities exchange or the average of closing bid and asked quotation of the Common Stock on the NASDAQ Small-Cap Market has equaled or is greater than sixteen dollars and eighty cents ($16.80) for twenty (20) consecutive trading days. This Warrant Certificate may not be exercised after the close of business on the day preceding the redemption date.

      The Warrant Certificate is transferable at the office of the Warrant Agent (or its successor as warrant agent) by the registered holder hereof in person or by attorney duly authorized in writing, but only in the manner and subject to the limitations provided in the Warrant Agreement, and upon surrender of this Warrant Certificate. Upon any such transfer, a new Warrant Certificate, or new Warrant Certificates of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of shares of Common Stock will be issued to the transferee in exchange for this Warrant Certificate.

      This Warrant Certificate and similar Warrant Certificates when surrendered at the office of the Warrant Agent (or its successor as warrant agent) by the registered holder in person or by attorney duly authorized in writing may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, for another Warrant Certificate, or other Warrant Certificates of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of shares of Common Stock.

      This Warrant Certificate may be exercised only if a current prospectus relating to the Common Stock is then in effect and only if the shares of Common Stock are qualified for sale under the securities law of the state or states in which the Warrantholder resides.

      This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

      IN WITNESS WHEREOF, PACIFIC BIOMETRICS, INC. has caused to be printed herein the facsimile signature of its President or a Vice President as of the date written above.

                                    PACIFIC BIOMETRICS, INC.


                                    By:_____________________________________
                                          President



                                    AMERICAN SECURITIES TRANSFER & TRUST,
                                    INCORPORATED, as Warrant Agent



                                    By:_____________________________________
                                         Authorized Signature

                                   [ FORM OF ]

                              ELECTION TO PURCHASE

PACIFIC BIOMETRICS, INC.
1370 Reynolds Avenue
Suite 119
Irvine, California  92714

      The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant(s) for, and to purchase thereunder, ____________________ shares of the stock provided for therein, and requests that certificates for such shares shall be issued in the name of ____________________ _________________________ (Please Print) and be delivered to ___________________
___________________________ at ______________________________ and, if said number of shares shall not be all of the shares purchasable thereunder, that a new Warrant Certificate for the balance remaining of the shares purchasable under the within Warrant Certificate be registered in the name of, and delivered to, the undersigned at the address stated below.

      Dated: _____________________________, 199__

      Name of Warrantholder: ___________________________________________________
                                    ( Please Print )
      Address:__________________________________________________________________

      Signature: _______________________________________________________________
                        Note: The above signature must correspond with the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatever.

                                   [ FORM OF ]

                                   ASSIGNMENT


      For value received, the undersigned registered holder of the attached Warrant Certificate hereby sells, assigns and transfers unto the Assignee(s) named below (including the undersigned with respect to any Warrants that are evidenced by the Warrant Certificates that are not being assigned hereby) all of the right of the undersigned under the Warrant Certificate, with respect to the number of Warrants set forth below, and does hereby irrevocably constitute and appoint __________________ the undersigned's attorney-in-fact, to make such transfer on the books of the within-named Corporation maintained for the purpose, with full power of substitution in the premises.


                                        Social Security of other
       Name of                           identifying number of       Number of
     Assignee(s)         Address              Assignee(s)             Warrants
     -----------         -------        ------------------------     ---------






      Date: ________________________, 199__

      Signature: _______________________________________________________________
                        Note: The above signature must correspond with the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatever.